Zosano Pharma Reports First Quarter 2021 Financial Results

FREMONT, Calif., May 12, 2021 -- Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced financial results for the first quarter ended March 31, 2021, as well as business highlights.
“We have gained clarity from the FDA on the resubmission plan for the QtryptaTM NDA, and the full weight of our organization is focused on this endeavor,” said Steven Lo, president and chief executive officer of Zosano. “The pharmacokinetic study required for resubmission of our Qtrypta NDA is expected to begin in June with data available in the third quarter. Pending receipt of positive data from this healthy volunteer study, we anticipate resubmitting the NDA for Qtrypta by the end of this year. If approved, we believe that Qtrypta would represent a significant advancement in the acute treatment of migraine, a disease that impacts one in four U.S. households.”
Select Business Highlights
•Received feedback from the U.S. Food and Drug Administration on the protocol for the pharmacokinetic (“PK”) study required to support the resubmission of the Qtrypta™ (zolmitriptan transdermal microneedle system) 505(b)(2) New Drug Application (“NDA”)
•Established an agreement with Worldwide Clinical Trials to conduct the Qtrypta PK study, which is expected to involve 48 healthy volunteers to generate comparative pharmacokinetic and safety data
•Presented a post-hoc retrospective analysis of data from the ZOTRIP trial at the January 2021 Annual Headache Cooperative of the Pacific Winter Conference that suggested that Qtrypta conferred therapeutic benefit at 30 minutes consistent with recently published criteria for early onset of action, and that those patients who were pain free at 30 minutes were still pain free at 2 hours
Financial Results for the First Quarter Ended March 31, 2021
The company reported a net loss for the first quarter of 2021 of $8.1 million, or $0.08 per share on a basic and diluted basis, compared with a net loss of $8.7 million, or $0.24 per share on a basic and diluted basis, for the same quarter in 2020.
In the first quarter of 2021, we recognized service revenue and cost of service revenue on agreements with three pharmaceutical companies in which we provide research and development services to determine the feasibility of using our transdermal microneedle system technology in connection with their pharmaceutical agents.
Research and development expenses for the first quarter of 2021 were $5.3 million, compared with $5.5 million for the same quarter in 2020. The decrease of $0.2 million was primarily due to lower employee and temporary employee expenses and lower clinical trial costs partially offset by higher production and manufacturing costs due to the scale up and technology transfer to our commercial manufacturing organizations and additional depreciation expense.
General and administrative expenses for the first quarter of 2021 were $2.8 million, compared with $3.1 million for the same quarter in 2020. The decrease of $0.3 million was primarily due to lower professional service fees.

As of March 31, 2021, cash and cash equivalents were $26.9 million, compared with $35.3 million as of December 31, 2020.
About Zosano Pharma
Zosano Pharma Corporation is a clinical-stage biopharmaceutical company focused on developing products where rapid administration of approved molecules with established safety and efficacy profiles may provide substantial benefit to patients, in markets where patients remain underserved by existing therapies. The company’s transdermal microneedle system technology consists of titanium microneedles coated with drug that are designed to enable rapid systemic administration of therapeutics to patients. Zosano’s lead product candidate is Qtrypta™ (M207), which is a proprietary formulation of zolmitriptan designed to be delivered via its transdermal microneedle system technology, as an acute treatment for migraine. Learn more at www.zosanopharma.com.
Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the company’s plans for and the anticipated timing with respect to the commencement of the PK study and the availability of data from the study, the expected timing of the resubmission of the company’s Qtrypta NDA to the FDA, the potential benefits and availability of Qtrypta for patients and other future events and expectations described in this press release. Readers are urged to consider statements that include the words "may," "will," "would," "could," "should," "might," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," "approximately" or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the company’s ability to obtain additional cash resources to continue operations, the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading "Risk Factors" in the company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, Zosano cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contacts:
Christine Matthews
Chief Financial Officer
510-745-1200

Zosano PR:
Sylvia Wheeler or Alexandra Santos
swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com

ZOSANO PHARMA CORPORATION
BALANCE SHEETS
(in thousands, except par value and share amounts)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,882	$35,263
Prepaid expenses and other current assets	1,591	453
Total current assets	28,473	35,716
Restricted cash	455	455
Property and equipment, net	32,128	30,909
Operating lease right-of-use assets	4,651	4,928
Other long-term assets	3	3
Total assets	$65,710	$72,011
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,661	$1,884
Accrued compensation	2,703	2,294
Build-to-suit obligation, current portion, net of debt issuance costs and discount	4,697	4,779
Operating lease liabilities, current portion	1,434	1,378
Paycheck Protection Program loan, current portion	1,422	809
Other accrued liabilities	1,491	3,367
Total current liabilities	14,408	14,511
Build-to-suit obligation, long-term portion, net of debt issuance costs and discount	3,426	4,359
Operating lease liabilities, long-term portion	4,304	4,687
Paycheck Protection Program loan, long-term portion	204	812
Other long-term liabilities	217	127
Total liabilities	22,559	24,496

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 106,372,820 and 102,066,218 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	11	10
Additional paid-in capital	383,472	379,695
Accumulated deficit	(340,332)	(332,190)
Total stockholders’ equity	43,151	47,515
Total liabilities and stockholders’ equity	$65,710	$72,011

ZOSANO PHARMA CORPORATION
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020

Service revenue	$258	$—
Operating expenses:
Cost of service revenue	162	—
Research and development	5,330	5,514
General and administrative	2,814	3,082
Total operating expenses	8,306	8,596
Loss from operations	(8,048)	(8,596)
Other income (expense):
Interest income	1	10
Interest expense	(97)	(206)
Other income (expense), net	2	103
Loss before provision for income taxes	(8,142)	(8,689)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(8,142)	$(8,689)

Net loss per common share – basic and diluted	$(0.08)	$(0.24)
Weighted-average common shares used in computing net loss per common share – basic and diluted	104,356	36,266